CONTACTS
From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Properties, Inc.
tony@defaziocommunications.com	bblock@arlcap.com
Ph: 484-532-7783	Ph: 212-415-6500

FOR IMMEDIATE RELEASE

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ANNOUNCES THIRD QUARTER 2011 EARNINGS RELEASE AND CONFERENCE CALL

NEW YORK, NY, November 11, 2011 — American Realty Capital Properties, Inc., (“ARCP” or the “Company”) (NASDAQ: ARCP) announced today that it will release third quarter 2011 earnings results before the market opens on Monday, November 14, 2011.  Management will hold a conference call at 4:00 pm ET on Monday, November 14, 2011 to discuss quarterly results.  Nicholas Schorsch, Chairman and CEO, and Brian Block, Executive Vice President and Chief Financial Officer, will host the call.

Interested parties can listen to the live earnings conference call by dialing 1-877-317-6789 (domestic), 1-412-317-6789 (international), or 1-866-605-3852 (Canada) and using conference code 10006866.

A replay of the earnings conference call will be available by telephone through December 15, 2011 at 1-877-344-7529 (domestic), or 1-412-317-0088 (international), using conference code 10006866.

American Realty Capital Properties, Inc. is a publicly-traded Maryland corporation listed on The NASDAQ Capital Market that intends to qualify as a real estate investment trust focused on owning and acquiring single tenant freestanding commercial properties subject to net leases with high credit quality tenants.

For more information about this announcement, please contact Tony DeFazio of DeFazio Communications, LLC at 484-532-7783 or tony@defaziocommunications.com.

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